Exhibit 32.1

                      CERTIFICATION PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

     This certification is being filed pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This certification is included solely for the purpose of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not to be used for any other purpose. In connection with the accompanying Qarterly Report on Form 10-Q of Aspen Racing Stables, Inc. for the quarter ended April 30, 2008, I, Trixy Sasnyiuk-Walt, hereby certifies in my capacity as an officer of Aspen Racing Stables, Inc. that to my knowledge:

     1. The Quarterly Report on Form 10-Q of Aspen Racing Stables, Inc. for the quarter ended April 30, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Quarterly Report on Form 10-Q of Aspen Racing Stables, Inc. for the quarter ended April 30, 2008, fairly presents, in all material respects, the financial condition and results of operations of Aspen Racing Stables, Inc.

Date:    June 4, 2008                   /s/ Trixy Sasnyiuk-Walt
                                        ----------------------------------------
                                        Trixy Sasnyiuk-Walt, President
                                        and Chief Executive Officer
                                        (Principal Executive, Financial
                                        and Accounting Officer)